UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2021

23andMe Holding Co.

(Exact name of registrant as specified in its charter)

Delaware	001-39587	87-1240344
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

223 N. Mathilda Avenue

Sunnyvale, California 94086

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (650) 938-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	ME	The Nasdaq Global Select Market
Redeemable warrants, each whole warrant exercisable for one share of Class A Common Stock	MEUSW	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On October 21, 2021 (the “Signing Date”), 23andMe Holding Co. (“23andMe”) entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with Life Merger Sub One, Inc., a Delaware corporation and direct, wholly owned subsidiary of 23andMe (“First Merger Sub”), Life Merger Sub Two, Inc., a Delaware corporation and direct, wholly owned subsidiary of 23andMe (“Second Merger Sub” and, together with First Merger Sub, the “Merger Subs”), Lemonaid Health, Inc., a Delaware corporation (the “Company”), and Fortis Advisors LLC, a Delaware limited liability company, in its capacity as representative of the Indemnifying Parties (the “Securityholder Representative”). The Merger Agreement provides for the acquisition of the Company by 23andMe through a reorganization, in which, as steps in a single integrated transaction, (i) First Merger Sub will merge with and into the Company and the Company will become a direct, wholly owned subsidiary of 23andMe (the “First Merger”) and (ii) thereafter as part of the same overall transaction, the Company will merge with and into Second Merger Sub, with the Company ceasing to exist and Second Merger Sub surviving as a direct, wholly owned subsidiary of 23andMe (the “Surviving Entity”). Capitalized terms used herein but not otherwise defined have the meaning set forth in the Merger Agreement.

Consideration

Upon consummation of the transactions contemplated by the Merger Agreement (the “Closing”), (a) all outstanding shares of Company capital stock, options to purchase Company capital stock (“Company Options”), and warrants to purchase Company capital stock (“Company Warrants”) will be cancelled in exchange for aggregate consideration of $400,000,000, subject to certain adjustments (including certain adjustments for the Company’s working capital, indebtedness, and transaction expenses), of which (i) approximately 25% will be in the form of cash (the “Cash Consideration”) and (ii) approximately 75% will be in the form of shares of Class A common stock of 23andMe, par value $0.0001 per share (“23andMe Class A Common Stock”) (the “Stock Consideration”). The number of shares to be issued in connection with the Stock Consideration will be calculated based on a fixed value of $8.82 per share, which is the volume weighted average price on The Nasdaq Global Select Market of a share of 23andMe Class A Common Stock for the forty-five (45) trading days preceding the Signing Date.

A portion of the Cash Consideration will be held in escrow to (i) provide 23andMe recourse for any purchase price adjustment and (ii) secure the indemnification obligations of the Indemnifying Parties.

Representations, Warranties, and Covenants

The Merger Agreement contains customary representations, warranties, and covenants from each of 23andMe, Merger Subs, and the Company. 23andMe has obtained a representation and warranty insurance policy to insure against certain losses arising from breaches of, or inaccuracies in, the representations and warranties of the Company. The policy is subject to a retention amount, exclusions, policy limits, and certain other terms and conditions.

The Merger Agreement contains customary representations, warranties, and covenants that 23andMe and the Company made to and solely for the benefit of each other. These representations and warranties are subject to materiality standards which may differ from what may be viewed as material by investors and stockholders, and, in certain cases, were used for the purpose of allocating risk among the parties rather than establishing matters as facts. The assertions embodied in those representations and warranties are qualified by information in disclosure schedules to the Merger Agreement, which contain information that modifies and creates exceptions to the representations and warranties in the Merger Agreement.

Closing Conditions and Termination Rights

The Closing is subject to customary closing conditions and is expected to occur in the fiscal third quarter. The Merger Agreement contains certain termination rights for both 23andMe and the Company, including, among others, the right to terminate if the First Merger has not been consummated on or before January 19, 2022.

The foregoing description of the terms and conditions of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosures set forth in Item 1.01 with respect to the issuance of the Stock Consideration above are incorporated by reference into this Item 3.02.

Pursuant to the Merger Agreement, 23andMe intends to issue the Stock Consideration solely to those individuals who are “accredited investors” as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), in a private placement exempt from registration pursuant to Section 4(a)(2) of the Securities Act. The shares of 23andMe Class A Common Stock that will be issued as Stock Consideration will be restricted securities for purposes of Rule 144 under the Securities Act and subject to certain requirements restricting the resale of such shares, including certain holding period requirements. 23andMe did not engage in general solicitation or advertising with regard to the issuance and sale of the 23andMe Class A Common Stock that will be issued as Stock Consideration.

Item 7.01.	Regulation FD Disclosure.

On October 22, 2021, 23andMe issued a press release announcing the execution of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The information furnished pursuant to this Item 7.01 and the accompanying Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, and is not to be incorporated by reference into any filing of 23andMe.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that address activities, events or developments that 23andMe intends, expects, projects, believes, or anticipates will or may occur in the future. Forward-looking statements are those that use terms such as “may,” “will,” “expect,” “believe,” “intend,” “should,” “could,” “anticipate,” “estimate,” “forecast,” “project,” “plan,” “predict,” “potential,” and similar expressions. Forward-looking statements contained in this and other written and oral reports are based on management’s assumptions and assessments in light of past experience and trends, current conditions, expected future developments, and other relevant factors.

Many factors could cause actual future events to differ materially from the forward-looking statements in this Current Report on Form 8-K, including but not limited to: (i) the risk that the transaction may not be completed in a timely manner or at all, which may adversely affect 23andMe’s business and the price of 23andMe’s Class A Common Stock; (ii) the failure to satisfy the conditions to the consummation of the transaction; (iii) the parties may be unable to achieve expected synergies and operating efficiencies in the transaction within the expected time frames or at all and to successfully integrate the Company’s operations into those of 23andMe; (iv) the occurrence of any event, change, or other circumstance that could give rise to the termination of the Merger Agreement; (v) integration of the Company into 23andMe may be more difficult, time consuming, or costly than expected; (vi) the effect of the announcement or pendency of the transaction on 23andMe’s and/or the Company’s business relationships, operating results, and business generally and potential difficulties in the Company’s employee retention as a result of the transaction; (vii) risks related to diverting management’s attention from 23andMe’s ongoing business operations; (viii) the outcome of any legal proceedings that may be instituted against 23andMe, its officers, or directors related to the Merger Agreement or the transaction; and (ix) other risk factors described in 23andMe’s periodic reports filed with the Securities and Exchange Commission (the “SEC”), including its Quarterly Report on Form 10-Q for the quarter ended June 30, 2021. Factors or events that could cause 23andMe’s actual results to differ may emerge from time to time, and it is not possible for 23andMe to predict all of them. The statements made herein are made as of the date of this disclosure and, except as may be required by law, 23andMe undertakes no obligation to update them, whether as a result of new information, future developments, or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger and Reorganization, by and between 23andMe, First Merger Sub, Second Merger Sub, the Company, and the Securityholder Representative, dated as of October 21, 2021

99.1	23andMe Holding Co. Press Release, dated October 22, 2021

104	Cover Page Interactive Data File - the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

23ANDME HOLDING CO.

By:	/s/ Kathy Hibbs
Name: Kathy Hibbs
Title: Chief Legal and Regulatory Counsel

Dated: October 22, 2021